EXHIBIT 10.43

AGREEMENT

      THIS AGREEMENT to sell certain improved land and personal property located in Riverton, Wyoming ("Agreement") made and entered into as of April 26, 1996 by and between U.S. Energy Corp. a Wyoming Corporation ("USE"), and USECC Joint Venture, a Wyoming co-partnership ("USECC") consisting of USE and Crested Corp., a Colorado Corporation ("Crested") (USE and USECC hereinafter being referred to collectively as "Sellers"), and Arrowstar Investments Inc., a Wyoming corporation ("Arrowstar"), as buyer.

      WITNESSETH:

      WHEREAS, Sellers are engaged in the acquisition, mining, development and/or marketing of uranium concentrates; and

      WHEREAS, Sellers are disposing of assets not directly related to the production of uranium concentrates to generate cash to meet obligations incurred in the uranium business and for general administrative expenses.

      NOW THEREFORE for $10.00 and other consideration and the promises made by the parties one to the other, the Parties agree as follows:

1. Premises: Sellers jointly agree to sell, and Arrowstar agrees to purchase, all of that improved land and personal property in the City of Riverton, Fremont County, Wyoming, more specifically described on Exhibit A attached to and hereby incorporated by reference in this Agreement (the "Premises"), known generally as the Wind River Estates Mobile Home Park and described in the Appraisal Report (the "Appraisal") prepared for the First
Interstate Bank of Commerce, Gillette, Wyoming (the "Lender"), by Mike McDonald of McDonald Appraisal Service Inc. of Riverton, Wyoming. The Premises are sold "AS IS" in the condition existing on the date of this Agreement and include all fixtures and improvements to the land (more specifically described in the Appraisal) and those mobile and modular homes listed on Exhibit A and all storage sheds, equipment and other personal property (including all security deposits made by tenants) owned by Sellers (or either of them) and located on the Premises on the date of this Agreement (the "Personal Property"), but excluding any and all mobile and modular homes, trailers, motor vehicles and other personal property located on the Premises, owned by others (whether temporarily affixed to the land or not). The sale is subject to the option in Sellers (or either of them) to repurchase the Premises in accordance with the terms of paragraph 17 of this Agreement, which shall survive the closing of the transfer of title to the Premises (the "Closing") and the delivery of the deeds and bill of sale pursuant to paragraph 3.

USE/Arrowstar
April 26, 1996
Page 2

2. Purchase Price: The purchase price for the Premises is the sum of $804,000, which is its "AS IS" Market Value as of April 5, 1996 determined by the Appraisal. Of this amount, the Parties agree that $52,000.00 shall be allocated as the purchase price for the personal property. The purchase price shall be paid by Arrowstar at Closing in the following manner:

      a) $500,000 shall be paid by Lender's bank draft from the proceeds of a loan from Lender to Arrowstar;

      b) $47,934.25 shall be paid by Arrowstar canceling the balance of that certain promissory note dated September 1, 1995, in the original principal amount of $45,000 given by USECC to Arrowstar as part of the purchase price for other real property in the City of Riverton more specifically described in that certain Option Agreement dated June 14, 1995, as amended November 1, 1995

      c) $161,378.34 shall be paid by Arrowstar assigning to USECC its entire interest in First-N-Last L. L. C., a Utah Limited Liability Company ("L. L. C."), with the written consent and waiver of preemptive rights by Canyon Homesteads, Inc.
      ("CHI"), which USE agrees to deliver or cause CHI to deliver at Closing. Additionally, USECC will credit Arrowstar $38,687.41 for goodwill due to Arrowstar's investing in First-N-Last.

      d) The balance of $56,000.00 shall be paid by an Installment Promissory Note of Arrowstar to Sellers substantially in the form of Exhibit B attached hereto.

3. Transfer of Title: At Closing Sellers shall convey to Arrowstar good and marketable title to the Premises by Warranty Deed from USE in the form attached as Exhibit C-1, and Quitclaim deed in the form attached as Exhibit C-2 from USECC, and a Bill of Sale in the form attached as Exhibit C-3 from USE and USECC, which shall be signed by duly authorized officers of USE and Crested and shall be attested and/or notarized in form suitable for recording in Fremont County, Wyoming and accompanied by copies of resolutions adopted by the board of directors of each of USE and Crested, duly certified by their respective Secretaries or Assistant Secretaries. Arrowstar agrees to accept the Premises subject only to: (i) applicable zoning ordinances of the City of Riverton, WY; (ii) any state of facts an accurate survey might show; (iii) those existing leases and occupancy rights, and hereby incorporated herein by this reference; (iv) any right, title, or interest in any mineral rights, or related matters, including but not limited to oil, gas,

USE/Arrowstar
April 26, 1996
Page 3

coal, and other hydrocarbons; (v) easements as delineated on recorded plat; (vi) general taxes not now payable and matters relating to special levies or assessments if any, preceding the same becoming a lien; (vii) any service, installation or connection charge for sewer, water or electricity; and (viii) such other defects and encumbrances to title that Lender may accept at Closing with respect to its loan to Arrowstar, provided the same do not render title unmarketable. In the event that Sellers are unable to convey such good and marketable title to the Premises to Arrowstar at the Closing in accordance with the terms of this Agreement, for reasons other than Sellers' willful default, then either party may elect, by written notice to the other party, to postpone the Closing to another date and time, but not later than 4 P.M. on May 16, 1996, during which time, Sellers shall use their best efforts to remedy the cause of their inability to convey good and marketable title. If neither party elects to postpone the Closing as hereinabove provided or if, upon such other date set for Closing, Sellers are unable to convey good and marketable title to the Premises to Arrowstar in accordance with the terms of this Agreement, then Arrowstar shall have the option of taking such title as the Sellers can give, without abatement of the purchase price, or terminate this Agreement and be repaid all moneys (if any) paid on account of the purchase price, together with the actual expenses of title examination. In the event Arrowstar elects to terminate this Agreement as aforesaid, upon Sellers' payment of the aforesaid monies (if any), this Agreement shall terminate and there shall be no further liability or obligation by either of the parties hereunder. Title to the Personal Property shall be transferred to Arrowstar by a general Bill of Sale which USE and USECC shall execute and deliver at Closing, together with such documents of title to mobile and modular homes and other specific items of Personal Property as may be requested by Arrowstar subsequent to the Closing, which USE and USECC covenant to execute and deliver to Arrowstar promptly upon request.

4. Possession: Possession of the Premises shall be given to Arrowstar at Closing, subject to those mobile and modular home leases and other occupancy rights existing on the date of this Agreement.

5. Closing: The closing of title transfer to the Premises and payment of the purchase price for the Premises shall take place at the offices of Riverton Title Services, 113 N. 5th East, Riverton, Wyoming, at 10 o'clock in the morning on Friday April 26, 1996 or at such other time, place and/or date as the Sellers and Arrowstar may mutually agree.

6. Conditions to Closing: Closing of the transactions contemplated in this Agreement shall be simultaneous and each is conditioned on satisfaction of the following conditions:

USE/Arrowstar
April 26, 1996
Page 4

      a) Sellers' representations set forth in this Agreement shall be true and accurate as of the date of this Agreement and as of the time of Closing.

      b) Arrowstar's representations set forth in this Agreement shall be true and accurate as of the date of this Agreement and as of the time of Closing.

      c) Lender shall disburse the proceeds of the loan of $500,000 to Arrowstar in accordance with separate lending agreements between Arrowstar and Lender.

      d) The Promissory Note given by USECC to Arrowstar (referred to in paragraph 2 (b) of this Agreement) shall be marked paid by Arrowstar and delivered to USECC at Closing.

      e) Arrowstar shall deliver a good and sufficient instrument of Assignment to USECC to transfer Arrowstar's entire interest in L. L. C. to USECC.

      f) There shall be no defaults pending at the time of Closing under the L. L. C. Operating Agreement and L. L. C. shall be in good standing and qualified to do business in the State of Utah.

      g) Sellers shall convey to Arrowstar good and marketable title to the real property included in the Premises by a Warranty Deed and Quit Claim Deed, deliver to Arrowstar a general Bill of Sale transferring all of Sellers' right, title and interest in and to the Personal Property to Arrowstar in accordance with the terms of Paragraph 3 above of this Agreement.

      h) Arrowstar shall deliver its Installment Promissory Note referred to in subparagraph 2 (d) of this Agreement to USECC, duly executed by appropriate corporate officers of Arrowstar and accompanied by a resolution of the board of directors of Arrowstar, certified by its Secretary or Assistant Secretary establishing the authority for Arrowstar's delivery of such Promissory Note.

7. Apportionment of Taxes, etc. All real estate taxes shall be apportioned as of the date of Closing on the basis of the total taxes paid or required to be paid with respect to the Premises for the calendar year 1996. Rents shall be apportioned as of May 1, 1996 with Sellers retaining all rents paid or due for the month of April irrespective of the portion of the month remaining after the Closing. Sellers shall deliver to Arrowstar at Closing a list of rents paid and unpaid as of the day of immediately preceding the Closing date.

USE/Arrowstar
April 26, 1996
Page 5

8. Additional Lands Included and Condemnation: The sale and the purchase price include all right, title and interest, if any, of the Sellers in and to any strips and gores adjoining any of the Premises, any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises and all right, title and interest of the Sellers in and to any award made or to be made in connection with the condemnation or the taking thereof and in and to any unpaid award for damage to the Premises by reason of change of grade or width or location or relocation of any street or road, permanent interference with access to the Premises, and/or any other compensable occurrence. Sellers agree to execute and deliver to Arrowstar at Closing, or thereafter on demand, all proper instruments for the conveyance of such title and the assignment and collection of any such award.

9. Broker Fees: Each party represents to the other that it has not dealt with any broker in connection with this sale and each agrees to indemnify the other from any claims for commission which may be made by any broker through whom such party has had any dealing in connection with this transaction.

10. Notices or Ordinances: Sellers have not received any notice from any governmental body or other public authority having jurisdiction over the Premises, and have no knowledge of (i) any assessment or charge against the Premises which remains unpaid on the date hereof other than real estate taxes referred to in Paragraph 7 of this Agreement or (ii) any work or improvements which have been started or are proposed by any governmental body or public authority for which an assessment or charge could be made against the Premises. All notices from any governmental body or other public authority against or affecting the Premises at the date hereof shall be complied with by Sellers and the Premises shall be conveyed free of the same, and this provision of this Agreement shall survive delivery of the deed hereunder. If, at the time of Closing, the Premises or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in installments, then for the purposes of this Agreement all the unpaid installments of any such assessment that become due and payable after the delivery of the deed, shall be deemed to be the responsibility of Arrowstar and shall be paid and discharged by Arrowstar as they become due and payable.

11. Entire Agreement of Parties and Amendments: This Agreement constitutes the entire Agreement between the parties, and no amendment to the terms of this Agreement shall be binding unless reduced to writing, and signed by all the parties hereto.

USE/Arrowstar
April 26, 1996
Page 6

12. Binding Effect: This Agreement shall inure to and be binding upon the Parties hereto, their successors and permitted assigns.

13. Assignment: For a period of two years from the date of this Agreement, Arrowstar shall not assign its interest in this Agreement without the prior written consent of both Sellers, provided however Arrowstar may sell any and all items of personal property included in this Agreement.

14. Sellers' Representations: Sellers represent and warrant to Arrowstar that (i) Sellers are duly organized and validly existing under and by virtue of the laws of the States of Wyoming and Colorado as shown above; (ii) Sellers have full power, authority and right to enter into this Agreement and to convey the Premises free and clear of any option, lien, commitment, restriction or other encumbrance except taxes and occupancy leases and rights identified in Paragraph 7; (iii) To Sellers' knowledge, there is no pending or threatened condemnation of any part of the Premises; and
(iv) to Seller's knowledge there are no material environmental hazards on or affecting the Premises.

15. Arrowstar's Representations: Arrowstar represents and warrants to Sellers that (i) Arrowstar is duly organized and validly existing under any by virtue of the law of the State of Wyoming; (ii) Arrowstar has full power, authority and right to enter into this Agreement and to perform its obligations under this Agreement in the manner contemplated herein; (iii) L. L. C. is duly organized and in good standing as a limited liability company in the State of Utah and is qualified to do business in the State of Utah; (iv) no default exists under the L. L. C. Operating Agreement on the date hereof and Arrowstar has full power, authority and right to assign and transfer its entire interest in L. L. C. upon delivery of CHI's written consent and waiver of preemptive rights under the Operating Agreement for L. L. C..

16. Notice: Any notice to be given pursuant to this Agreement shall be sufficient if in writing and mailed by registered or certified mail, postage prepaid, or delivered in person or by express delivery service to the following addresses:

      (i)    If to Sellers:    U.S. Energy Corp. and USECC
                               877 North 8th West
                               Riverton, WY  82501

      (ii)   If to Arrowstar:  Arrowstar Investment Inc.
                               877 North 8th West
                               Riverton, WY  82501

      Either party may by notice given as aforesaid change the address for notices to it.

USE/Arrowstar
April 26, 1996
Page 7

17. Sellers' Option: Sellers (and each of them) shall have an option to repurchase the real property included in the Premises and the remaining Personal Property for a cash purchase price equal to the fair market value of the Premises as of the date that is within sixty days prior to or after the date Sellers exercise of their option under this paragraph 17. Fair market value shall be determined by appraisal conducted by any independent appraiser licensed in Wyoming selected by Sellers (or either of them) and reasonably acceptable to Arrowstar. Sellers (or either of them) may exercise this option by giving written notice to Arrowstar at any time prior to the 2nd anniversary of the Closing. Upon receipt of such notice, Sellers and Arrowstar shall mutually determine a time and place for closing such repurchase, which shall take place not more than 60 days following Sellers giving such notice of exercise. The provisions of this paragraph 17 shall survive the Closing and delivery of the Deeds and Bill of Sale to Arrowstar pursuant to paragraph 3.

      IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

ATTEST:                                     U.S. ENERGY CORP.

  s/ Max T. Evans                           By      s/ Harold F. Herron
- ------------------------------                   -------------------------
      Secretary
                                            USECC JOINT VENTURE
                                            By U.S. ENERGY CORP.

  s/ Max T. Evans                           By      s/ Harold F. Herron
- ------------------------------                   -------------------------
      Secretary

ATTEST:                                     By CRESTED CORP.

  s/ Daniel P. Svilar                       By      s/ Max T. Evans
- ------------------------------                   -------------------------
      Secretary

ATTEST:                                     ARROWSTAR INVESTMENTS, INC.

  s/ Keith G. Larsen                        By      s/ Mark J. Larsen
- ------------------------------                   -------------------------
      Secretary